Exhibit 99.07

CONSENT OF THE BLACKSTONE GROUP L.P.

We hereby consent to the inclusion of the references to our firm and our opinion letter, dated January 22, 2006, to the Board of Directors of Albertson’s, Inc. (“Albertsons”) under the captions “SUMMARY — Opinions of Our Financial Advisors — Opinions of Albertsons’ Financial Advisors” and “THE MERGERS — Opinions of Albertsons’ Financial Advisors,” and the inclusion of our opinion letter, in the Joint Proxy Statement/Prospectus relating to the proposed mergers of (i) New Diamond Sub, Inc. (“New Diamond”), a wholly owned subsidiary of New Aloha Corporation (“New Albertsons”), with and into Albertsons and (ii) Emerald Acquisition Sub, Inc. (“Acquisition Sub”), a wholly owned subsidiary of SUPERVALU INC. (“SUPERVALU”), with and into New Albertsons, contained in the Registration Statement on Form S-4 of SUPERVALU and New Albertsons as filed with the Securities and Exchange Commission. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ THE BLACKSTONE GROUP L.P.
The Blackstone Group L.P.

March 13, 2006